Exhibit 10.4

IHS MARKIT LTD.

AMENDMENT TO AMENDED AND RESTATED
TERMS OF EMPLOYMENT

Amendment dated as of March 9, 2021 (this “Amendment”) to the Amended and Restated Terms of Employment dated April 2, 2017 (the “Employment Agreement”) between IHS Global Inc. (the “Company”) and Jonathan Gear (“Executive”).

W I T N E S S E T H

WHEREAS, pursuant to the Employment Agreement, Executive is currently employed as Executive Vice President, Chief Financial Officer of IHS Markit Ltd. (“IHS Markit”);

WHEREAS, in connection with the execution of this Amendment, IHS Markit has entered into an Agreement and Plan of Merger, dated as of November 29, 2020 (the “Signing Date”), with S&P Global Inc., a New York corporation (“Parent”) and Sapphire Subsidiary, Ltd., a Bermuda exempted company limited by shares and a wholly-owned, direct subsidiary of Parent (“Merger Sub,” and with IHS Markit and Parent, the “Parties”) (the “Merger Agreement”), pursuant to which the Parties would effect a business combination through the merger of Merger Sub with and into IHS Markit, with IHS Markit being the surviving company and a wholly-owned, direct subsidiary of Parent; and

WHEREAS, the Company and Executive have agreed to amend the terms and conditions of the continued employment of Executive, effective as of the Signing Date.

NOW THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged by each of the parties, the Company and Executive hereby agree as follows:

1.AMENDMENTS

a.The Company and Executive agree that, in lieu of Section 3(d)(v) of the Employment Agreement, subject to the consummation of the transactions under the Merger Agreement, any unvested performance-based equity awards held by Executive and granted prior to the consummation of the transactions under the Merger Agreement shall be treated as set forth in the Merger Agreement.

b.Section 3(g)(ii) of the Employment Agreement is hereby amended and restated in its entirety as follows:

““Good Reason’’ means the occurrence of any of the following: (A) the material diminution of your position (including titles, reporting relationships and compensation opportunity compared to similarly situated executives at the Company), duties or responsibilities, excluding immaterial actions not taken in bad faith; (B) the breach by the Company or other applicable member of the Affiliated Group of any of its material obligations under this letter agreement, excluding immaterial actions (or failures or action) not taken (or omitted to be taken) in bad faith; or (C) the Company’s relocation of your principal location of work by more than 50 miles (other than any relocation recommended or consented to by you); it being understood, however, that you may be required to travel on business to other locations as may be required or desirable in connection with the performance of your duties as specified in this letter agreement. Notwithstanding the foregoing, none of the events in clauses (A) through (C) above shall constitute Good Reason for purposes of this letter agreement unless (x) you provide the Company with a written notice specifying the circumstances alleged to constitute Good Reason within 90 days after you become aware of the first occurrence of such circumstances, (y) the Company or other member of the Affiliated Group fails to cure such circumstances in all material respects within 30 days following delivery to the Company of such notice and (z) your Termination Date occurs within 30 days following the expiration of the foregoing cure period, unless another Termination Date is mutually agreed to between you and the Company, which such Termination Date shall not be later than 6 months following the date you provided written notice to the Company.”

c.The provision titled “Annual Cash Incentive Compensation” on Exhibit A of the Employment Agreement is hereby amended and restated in its entirety as follows:

“Annual Cash Incentive Compensation - For each fiscal year, your target cash incentive opportunity is 100% of your Annual Base Salary (the “Target Cash Incentive”) and the actual incentive payment may range from 0% – 200% of target, based on IHS Markit’s performance and achievement of your individual performance objectives, as determined by the HR Committee.”

2.EFFECTIVENESS OF AMENDMENT
This Amendment will become effective on the Signing Date. Except as amended by the terms of this Amendment, the Employment Agreement will remain in full force and effect in accordance with its terms.
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Please acknowledge your agreement with the terms of this Amendment by signing and dating the enclosed copy and returning it to me.

Sincerely,

IHS MARKIT LTD.

_/s/ Sari Granat_____________________
Name: Sari Granat
Title: Executive Vice President, Chief Administrative Officer and General Counsel

Accepted and Agreed:

/s/ Jonathan Gear_____________________
(Signature)

__March 11, 2021____________________
(Date)
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